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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of Texas-New Mexico Power Company:

As independent public accountants, we hereby consent to the use of our report dated February 16, 2000, and to all references to our Firm included in this (Form S-4) registration statement.



ARTHUR ANDERSEN LLP

Fort Worth, Texas,

October 19, 2000